www.e2open.com

Press Release

E2open Announces Fiscal 2025 First Quarter Financial Results

GAAP subscription revenue of $131.4 million within Q1 FY25 guidance range

Strong cash flow generation in Q1 FY25

AUSTIN, Texas – July 10, 2024 – E2open Parent Holdings, Inc. (NYSE: ETWO) (“e2open” or the “Company”), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal first quarter ended May 31, 2024.

“During the fiscal first quarter, e2open continued to make progress on our multi-quarter plan to return to strong, sustainable organic growth,” said Andrew Appel, e2open chief executive officer. “We have successfully put in place a disciplined operational cadence and a client-centric mindset designed to restore retention to our normal historical levels. Due to our proactive approach, we are on track for material improvements in retention metrics through the end of FY25. We are prioritizing and investing in e2open’s most important asset – our client relationships – and in Q1, this enabled us to improve client satisfaction and secure long-term contract extensions to support future growth. We closed important new subscription business in Q1, and although we experienced some temporary deal closure delays, we have already closed a number of those delayed deals in June. We remain confident in our strong market position and are moving forward aggressively with our client-focused growth re-acceleration plan.”

“In Q1 FY25, e2open delivered subscription revenue at the mid-point of our guidance,” said Marje Armstrong, chief financial officer of e2open. “Adjusted EBITDA margins remained strong and our Q1 cash generation was very robust. Our sound underlying business fundamentals provide important support for the changes we are making to improve client retention, sales execution, and implementation excellence. Gaining traction with these changes, we remain well positioned to build booking and revenue momentum as we move through the fiscal year.”

Armstrong also noted continued engagement in the strategic review that e2open announced in March, anticipating its completion in the near future. “We look forward to being able to share the outcome of the review with our customers, employees, and shareholders as soon as appropriate.”

Fiscal First Quarter 2025 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the first quarter of 2025 was $131.4 million, a decrease of 2.6% from the year-ago comparable period and 86.9% of total revenue.

o
Total GAAP revenue for the first quarter of 2025 was $151.2 million, a decrease of 5.6% from the year-ago comparable period.

•
GAAP gross profit for the first quarter of 2025 was $72.7 million, a decrease of 8.5% from the year-ago comparable period. Non-GAAP gross profit was $102.6 million, down 7.1%.

•
GAAP gross margin for the first quarter of 2025 was 48.1% compared to 49.6% from the year-ago comparable period. Non-GAAP gross margin was 67.8% compared to 69.0% from the comparable year-ago period.

•
GAAP Net loss for the first quarter of 2025 was $42.8 million compared to $360.9 million from the year-ago comparable period. Adjusted EBITDA for the first quarter of 2025 was $50.7 million, a decrease of 5.7% from the year-ago comparable period. Adjusted EBITDA margin was 33.6% consistent with the comparable year-ago period.

•
GAAP EPS for the first quarter of 2025 was a loss of $0.13. Adjusted EPS for the first quarter of 2025 was $0.04.

Recent Business Highlights

•
Selected by one of the world’s largest retailers in a new logo win for e2open, to provide a global trade program with customs filing and trade automation solutions in multiple countries to support their business priorities.

•
Expanded business with several major clients including a large, multi-year renewal with a global technology manufacturer, and a top multinational manufacturer in the automotive industry that selected e2open’s Supplier Network Discovery solution to address regulatory compliance and supply assurance risk.

•
Launched Supply Network Discovery, a new solution that helps clients meet regulatory compliance requirements and strengthen their supply assurance with capabilities to discover, map, trace, and assess multiple tiers of suppliers. The e2open Supply Network Discovery application and its supply collaboration platform help brand owners and their supply partners share the strategic information necessary to get components, raw materials, and products where they are needed most and avoid risk of disruptions.

•
Released quarterly product update 24.2, including the launch of Supply Network Discovery plus enhancements across the platform including: updates to customs filing capabilities supporting modernization initiatives for the US 21st Century Customs Framework (21CCF), the United Kingdom Customs Declaration System, Germany ATLAS, Netherlands AES, Italy NCTS and the EU’s ICS2 Import Control System; sustainability calculation tools to support tariff due diligence and decision-making considerations to reduce carbon footprint; upgraded capabilities for shippers to view and take action on electronic bills of lading via e2open’s ocean booking platform.

•
Recognized customers and partners at annual award program during international customer conference for supply chain innovations and transformations that accelerate their business outcomes, including: JLR for Connected Supply Chain; Sanofi for Supply Chain Innovator; RS Group for Supply Chain Visibility; Goikid Consulting for Connected Supply Chain Partner; and Shippeo for Supply Chain Alliance Partner.

•
Achieved interoperability certification on Catena-X, an open data ecosystem for the automotive industry to support multi-tier supplier collaboration. E2open is the first supply chain software provider to be certified outside of founding Catena-X members.

Financial Outlook for Fiscal Year 2025

As of July 10, 2024, e2open is reiterating full year 2025 guidance previously provided on April 29, 2024, and providing second quarter 2025 guidance as follows:

Fiscal 2025 and Second Quarter GAAP Subscription Revenue

•
GAAP subscription revenue for fiscal 2025 is expected to be in the range of $532 million to $542 million, reflecting flat growth year over year at the mid-point.

•
GAAP subscription revenue for the fiscal second quarter of 2025 is expected to be in the range of $129 million to $132 million, reflecting a negative 3.1% organic growth rate at the mid-point.

Fiscal 2025 Total GAAP Revenue

•
Total GAAP revenue for fiscal 2025 is expected to be in the range of $630 million to $645 million, reflecting a 0.5% organic growth rate at the mid-point.

Fiscal 2025 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin for fiscal 2025 is expected to be in the range of 68% to 70%.

Fiscal 2025 Adjusted EBITDA

•
Adjusted EBITDA for fiscal 2025 is expected to be in the range of $215 million to $225 million, reflecting an implied adjusted EBITDA margin in the range of 34% to 35%.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal first quarter 2025 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2025. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 721473. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through July 24, 2024, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay passcode is 50762. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 480,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 16 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, adjusted free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact

Dusty Buell

dusty.buell@e2open.com

investor.relations@e2open.com

Media Contact

5W PR for e2open

e2open@5wpr.com

718-757-6144

Corporate Contact

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

pr@e2open.com

E2OPEN PARENT HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended May 31,
(In thousands, except per share amounts)	2024	2023
Revenue
Subscriptions	$ 131,404	$ 134,903
Professional services and other	19,759	25,217
Total revenue	151,163	160,120
Cost of Revenue
Subscriptions	37,099	36,544
Professional services and other	16,752	19,528
Amortization of acquired intangible assets	24,652	24,630
Total cost of revenue	78,503	80,702
Gross Profit	72,660	79,418
Operating Expenses
Research and development	24,797	25,866
Sales and marketing	20,996	19,558
General and administrative	23,343	22,125
Acquisition-related expenses	283	389
Amortization of acquired intangible assets	20,086	20,128
Goodwill impairment	—	410,041
Intangible asset impairment	—	4,000
Total operating expenses	89,505	502,107
Loss from operations	(16,845)	(422,689)
Other income (expense)
Interest and other expense, net	(25,373)	(25,726)
Loss from change in tax receivable agreement liability	(3,974)	(2,460)
Gain from change in fair value of warrant liability	3,761	14,680
(Loss) gain from change in fair value of contingent consideration	(2,280)	9,000
Total other expense	(27,866)	(4,506)
Loss before income tax benefit	(44,711)	(427,195)
Income tax benefit	1,923	66,311
Net loss	(42,788)	(360,884)
Less: Net loss attributable to noncontrolling interest	(3,926)	(35,489)
Net loss attributable to E2open Parent Holdings, Inc.	$ (38,862)	$ (325,395)

Weighted-average common shares outstanding:
Basic	306,732	302,502
Diluted	306,732	302,502
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (0.13)	$ (1.08)
Diluted	$ (0.13)	$ (1.08)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	May 31, 2024	February 29, 2024
Assets
Cash and cash equivalents	$ 160,203	$ 134,478
Restricted cash	15,737	14,560
Accounts receivable, net	111,359	161,556
Prepaid expenses and other current assets	33,072	28,843
Total current assets	320,371	339,437
Goodwill	1,845,209	1,843,477
Intangible assets, net	796,551	841,031
Property and equipment, net	65,638	67,177
Operating lease right-of-use assets	19,629	21,299
Other noncurrent assets	29,669	29,234
Total assets	$ 3,077,067	$ 3,141,655
Liabilities, Redeemable Share-Based Awards and Stockholders' Equity
Accounts payable and accrued liabilities	$ 85,112	$ 90,594
Channel client deposits payable	15,737	14,560
Deferred revenue	187,197	213,138
Current portion of notes payable	11,277	11,272
Current portion of operating lease obligations	6,996	7,378
Current portion of financing lease obligations	1,473	1,448
Income taxes payable	5,748	584
Total current liabilities	313,540	338,974
Long-term deferred revenue	1,615	2,077
Operating lease obligations	15,799	17,372
Financing lease obligations	3,248	3,626
Notes payable	1,036,007	1,037,623
Tax receivable agreement liability	72,394	67,927
Warrant liability	10,952	14,713
Contingent consideration	20,308	18,028
Deferred taxes	49,767	55,586
Other noncurrent liabilities	1,052	602
Total liabilities	1,524,682	1,556,528
Commitments and Contingencies
Redeemable share-based awards	930	—
Stockholders' Equity
Class A common stock	31	31
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,415,627	3,407,694
Accumulated other comprehensive loss	(44,341)	(46,835)
Accumulated deficit	(1,912,565)	(1,873,703)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	1,456,279	1,484,714
Noncontrolling interest	95,176	100,413
Total stockholders' equity	1,551,455	1,585,127
Total liabilities, redeemable share-based awards and stockholders' equity	$ 3,077,067	$ 3,141,655

E2OPEN PARENT HOLDINGS, IN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended May 31,
(In thousands)	2024	2023
Cash flows from operating activities
Net loss	$ (42,788)	$ (360,884)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	53,605	53,319
Amortization of deferred commissions	2,109	1,344
Provision for credit losses	151	69
Amortization of debt issuance costs	1,320	1,320
Amortization of operating lease right-of-use assets	1,722	1,946
Share-based compensation	11,787	4,445
Deferred income taxes	(5,972)	(67,833)
Right-of-use assets impairment charge	—	362
Goodwill impairment charge	—	410,041
Indefinite-lived intangible asset impairment charge	—	4,000
Loss from change in tax receivable agreement liability	3,974	2,460
Gain from change in fair value of warrant liability	(3,761)	(14,680)
Loss (gain) from change in fair value of contingent consideration	2,280	(9,000)
Loss (gain) on disposal of property and equipment	79	(154)
Changes in operating assets and liabilities:
Accounts receivable	50,047	48,176
Prepaid expenses and other current assets	(3,905)	(1,304)
Other noncurrent assets	(2,544)	(1,772)
Accounts payable and accrued liabilities	(10,702)	(12,228)
Channel client deposits payable	1,177	2,539
Deferred revenue	(26,403)	(23,401)
Changes in other liabilities	3,740	(2,306)
Net cash provided by operating activities	35,916	36,459
Cash flows from investing activities
Capital expenditures	(6,084)	(6,552)
Net cash used in investing activities	(6,084)	(6,552)
Cash flows from financing activities
Repayments of indebtedness	(2,808)	(2,741)
Repayments of financing lease obligations	(353)	(223)
Proceeds from exercise of stock options	155	—
Net cash used in financing activities	(3,006)	(2,964)
Effect of exchange rate changes on cash and cash equivalents	76	2,105
Net increase in cash, cash equivalents and restricted cash	26,902	29,048
Cash, cash equivalents and restricted cash at beginning of period	149,038	104,342
Cash, cash equivalents and restricted cash at end of period	$ 175,940	$ 133,390

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

(in millions)	Q1	Q1	$ Var	% Var
	FY2025	FY2024
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	151.2	160.1	(9.0)	(5.6%)
Constant currency FX impact (1)	0.1	-	0.1	n/m
Total non-GAAP revenue (constant currency basis) (2)	$151.2	$160.1	($8.9)	(5.6%)

GAAP Subscription Revenue	131.4	134.9	(3.5)	(2.6%)
Constant currency FX impact (1)	-	-	-	n/m
Non-GAAP subscription revenue (constant currency basis) (2)	$131.4	$134.9	($3.5)	(2.6%)

GAAP Professional Services and other revenue	19.8	25.2	(5.5)	(21.6%)
Constant currency FX impact (1)	-	-	-	n/m
Non-GAAP professional services and other revenue (constant currency basis) (2)	$19.8	$25.2	($5.5)	(21.6%)

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	72.7	79.4	(6.8)	(8.5%)
Depreciation and amortization	28.5	28.6	(0.1)	(0.5%)
Share-based compensation (3)	1.2	0.6	0.6	92.1%
Non-recurring/non-operating costs (4)	0.2	1.7	(1.5)	(88.5%)
Non-GAAP gross profit	$102.6	$110.4	($7.9)	(7.1%)
Non-GAAP Gross Margin %	67.8%	69.0%
Constant currency FX impact (1)	(0.1)	-	(0.1)	n/m
Total non-GAAP gross profit (constant currency basis) (2)	$102.4	$110.4	($8.0)	(7.2%)
Non-GAAP Gross Margin % (constant currency basis) (2)	67.7%	69.0%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net loss	(42.8)	(360.9)	318.1	n/m
Interest expense, net	24.7	24.3	0.4	1.8%
Income tax benefit	(1.9)	(66.3)	64.4	(97.1%)
Depreciation and amortization	53.6	53.3	0.3	0.5%
EBITDA	$33.6	($349.6)	$383.2	n/m
Share-based compensation (3)	11.8	4.5	7.3	164.3%
Non-recurring/non-operating costs (4)	2.6	5.3	(2.8)	(52.0%)
Acquisition-related adjustments (5)	0.3	0.4	(0.1)	(28.2%)
Change in tax receivable agreement liability (6)	4.0	2.5	1.5	61.4%
Change in fair value of warrant liability (7)	(3.8)	(14.7)	10.9	(74.4%)
Change in fair value of contingent consideration (8)	2.3	(9.0)	11.3	n/m
Goodwill impairment (9)	-	410.0	(410.0)	n/m
Intangible asset impairment charge (10)	-	4.0	(4.0)	n/m
Right-of-use assets impairment charge (11)	-	0.4	(0.4)	n/m
Adjusted EBITDA	$50.7	$53.8	($3.0)	(5.7%)
Adjusted EBITDA Margin %	33.6%	33.6%
Constant currency FX impact (1)	(0.3)	-	(0.3)	n/m

Total adjusted EBITDA (constant currency basis) (2)	$50.4	$53.8	($3.3)	(6.2%)
Adjusted EBITDA Margin % (constant currency basis) (2)	33.4%	33.6%

(1) Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

(2) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates.
(3) Reflects non-cash, long-term share-based compensation expense.

(4) Primarily includes other non-recurring expenses such as non-acquisition related severance, foreign currency transaction gains and losses, systems integrations, legal entity rationalization, expenses related to retention of key employees from acquisitions and non-recurring consulting and advisory fees.

(5) Primarily includes advisory, consulting, accounting and legal expenses and severance incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, related to the Business Combination, acquisitions of BluJay and Logistyx and the strategic review.

(6) Represents the fair value adjustment at each balance sheet date for the Tax Receivable Agreement along with the associated interest.
(7) Represents the fair value adjustment at each balance sheet date of the warrant liability related to our warrants.

(8) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-1 and B-2 common stock and Sponsor Side Letter and Series 1 and 2 RCUs. The Series B-1 common stock, Sponsor Side Letter and Series 1 RCUs were automatically converted into our Class A Common Stock on a one-to-one basis as of June 8, 2021.

(9) Represents the goodwill impairment taken in the first quarter of fiscal 2024.
(10) Represents the indefinite-lived trademark/trade name impairment taken in the first quarter of fiscal 2024.
(11) Represents the impairment on our operating lease ROU assets and leasehold improvements due to vacating certain facilities.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal First Quarter 2025
(in millions)	GAAP	Non-Recurring(1)	Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
COST OF GOODS
Subscriptions	37.1	(0.0)	(3.6)	(0.7)	32.7	24.9%
Professional services and other	16.8	(0.2)	(0.2)	(0.5)	15.9	80.5%
Amortization of intangibles	24.7	-	(24.7)	0.0	-
Total cost of revenue	$78.5	($0.2)	($28.5)	(1.2)	$48.6	32.2%

Gross Profit	$72.7	$0.2	$28.5	$1.20	$102.5	67.8%

OPERATING COSTS
Research & development	24.8	(0.1)	(4.5)	(1.9)	18.2	12.0%
Sales & marketing	21.0	(0.8)	(0.3)	(1.6)	18.3	12.1%
General & administrative	23.3	(0.8)	(0.2)	(7.1)	15.3	10.1%
Acquisition related expenses	0.3	(0.3)	-	-	-
Amortization of intangibles	20.1	-	(20.1)	-	-
Total operating expenses	$89.5	($2.0)	($25.1)	($10.6)	$51.8	34.3%

(1) Primarily includes other non-recurring expenses such as non-acquisition related severance, foreign currency transaction gains and losses, systems integrations, legal entity rationalization, expenses related to retention of key employees from acquisitions and non-recurring consulting and advisory fees.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

(in millions, except per share amounts)	Q1 25
GAAP Net loss	(42.8)
Interest expense, net	24.7
Income taxes benefit	(1.9)
Depreciation & amortization	53.6
EBITDA	$33.6
Share-based compensation	11.8
Non-recurring/non-operating costs	2.6
Acquisition-related adjustments	0.3
Change in tax receivable agreement liability	4.0
Change in fair value of warrant liability	(3.8)
Change in fair value of contingent consideration	2.3
Adjusted EBITDA	$50.7
Depreciation	(8.9)
Interest and other expense, net	(24.7)
Normalized income taxes (1)	(4.1)
Adjusted Net Income	$13.0
Adjusted basic shares outstanding	344.4
Adjusted earnings per share	$0.04

(1) Income taxes calculated using 24% effective rate.

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED FREE CASH FLOW

TABLE IV

(in millions)	Q1 25
GAAP operating cash flow	35.9

Add: Non recurring cash payments (1)	4.3
Add: Change in channel client deposits payable (2)	(1.2)
Adjusted operating cash flow	$39.1

Capital expenditures	(6.1)
Adjusted free cash flow	$33.0

(1)  Primarily includes other non-recurring expenses such as non-acquisition related severance, foreign currency transaction gains and losses, systems integrations, legal entity rationalization, expenses related to retention of key employees from acquisitions and non-recurring consulting and advisory fees.

(2)   Channel Client Deposits Payable represents client deposits for the incentive payment program associated with the Company's channel shaping application. The Company offers services to administer incentive payments to partners on behalf of the Company’s clients. The Company’s clients deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Description	Shares (000's)	Notes
Shares outstanding as of May 31, 2024	307,516	Shares outstanding
Common Units	30,919	Units issued in the Business Combination that have not been converted from common units to Class A common stock (Common units are represented by Class V shares).
Series B-2 Shares (unvested)	3,372	Represents the right to acquire shares of Class A common stock when the 20-day VWAP reaches $15.00 per share.
Restricted Common Units Series 2 (unvested)	2,628

Represents the right in E2open Holdings, LLC that converts into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holders can elect to convert the common units to Class A common stock.

Adjusted Basic Shares	344,435

Warrants	29,080	Outstanding warrants with an exercise price of $11.50.
Options (vested/unreleased and unvested)	6,322	Options issued to management under the long-term incentive plan.
Restricted Shares (vested/unreleased and unvested)	16,779	Restricted shares issued to employees, management and directors under the long-term incentive plan.
Fully Converted Shares	396,616